SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 13, 2002

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200

State or Other Jurisdiction of Incorporation: Idaho

None
Former name or former address, if changed since last report.

IDACORP, Inc.
IDAHO POWER COMPANY
Form 8-K

Items 1 through 4 and 6, 8 and 9 are inapplicable and have been omitted herefrom.

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Idaho Power notified the United States Fish and Wildlife Service (USFWS) on December 13, 2002 of the Company's intent to withdraw its petitions to remove two species of snails from the federal endangered species list.  The State of Idaho and the Company in July and October of this year petitioned the USFWS to delist the Bliss Rapids Snail and the Idaho Springsnail.

Idaho Power said that Company biologists had discovered some inconsistencies in field data collected by the Company over an eight-year period, the macro invertebrate database into which the field data was entered and the use of the database in preparation of snail studies used to support the petitions for delisting the two snail species.  The data was collected and the database created in conjunction with the Company's efforts to relicense five of its hydroelectric projects on the mid-Snake River.

The Company said that it would contract with an independent scientist to review the procedures used to collect the snail data, the field data used to create the database, the database itself and its use in preparing the snail studies.  The Company now is in the process of selecting that scientist.  Upon completion of the independent review the Company, in conjunction with the State, will decide whether to once again petition for delisting.

Idaho Power is currently involved in renewing five federal licenses for its hydroelectric projects in the mid-Snake region.  Those projects include the Upper Salmon Falls, Lower Salmon Falls, Bliss, Shoshone Falls and C.J. Strike Dams ("mid-Snake Projects").  The potential impact of the operation of the mid-Snake Projects on the snails listed on the federal endangered species list has raised some operating issues in the relicensing process and Idaho Power has included in the record at the Federal Energy Regulatory Commission (FERC) the snail studies used to support the petitions for delisting.

Idaho Power has notified the FERC of this matter and has requested that FERC defer taking any action in the mid-Snake Projects' relicensing proceeding until the Company has had the opportunity to complete the independent review. The Company expected to receive new FERC licenses for these projects before year-end.  The Company now believes that these licenses are more likely to be issued in 2003.

If the FERC determines that operation of the Company's mid-Snake Projects adversely impacts the listed snails, they may impose operating conditions which could result in the loss of peaking capacity.  The cost of replacing this peaking capacity will vary depending upon market conditions and the replacement option selected.

Certain statements contained in this Current Report on Form 8-K, including statements with respect to future earnings, ongoing operations and financial conditions, are "forward-looking statements" within the meaning of the federal securities laws.  Although IDACORP and Idaho Power Company believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include:  capacity and fuel; weather variations affecting customer energy usage; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; changes in governmental policies; and regulatory actions, including those of the FERC, the Idaho Public Utilities Commission, and the Oregon Public Utilities Commission, with respect to allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and other capital investments, and present or prospective wholesale and retail competition (including but not limited to retail wheeling and transmission costs).  Any such forward-looking statements should be considered in light of such factors and others noted in the Companies' Forms 10-K for the year 2001, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2002 and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2002

IDACORP, Inc.

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer

IDAHO POWER COMPANY

By:/s/Darrel T. Anderson
Darrel T. Anderson
Vice President, Chief Financial
Officer and Treasurer